CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg

Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

Hansen Regains Compliance With Nasdaq Listing Requirements

Corona, CA—June 22, 2007—Hansen Natural Corporation (NASDAQ:HANS) received a notification from The Nasdaq Stock Market that the Nasdaq Listing Qualification Panel has determined that Hansen has demonstrated compliance with all Nasdaq Marketplace rules.

The filing of Hansen's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2006 (which was filed with the Securities and Exchange Commission (the "SEC") on May 14, 2007) and March 31, 2007 (which was filed with the SEC on June 19, 2007) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (which was filed with the SEC on June 6, 2007), had been delayed pending the conclusion of an independent investigation by a special committee of Hansen's Board of Directors relating to Hansen's stock option grants and its stock option granting practices.

Hansen is now current with all of its required filings with the SEC. As a result, Nasdaq has informed Hansen that its securities will continue to be listed on The Nasdaq Stock Market.

Hansen Natural Corporation

Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, E20 Energy Water®, multi-vitamin juice drinks in aseptic packaging, Junior Juice® juice, iced teas, lemonades and juice cocktails, apple juice and juice blends, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Java Monster™ brand coffee energy drinks, Lost® Energy™ brand energy drinks, Joker Mad Energy™, Unbound® Energy and Ace™ Energy brand energy drinks, Rumba™ brand energy juice, and Fizzit™ brand powdered drink mixes. For more information visit www.hansens.com and www.monsterenergy.com.